Exhibit 99.1

WhiteHorse Finance, Inc. Announces Second Quarter 2018 Earnings Results

NEW YORK, NY, August 8, 2018 – WhiteHorse Finance, Inc. (“WhiteHorse Finance” or the “Company”) (NASDAQ: WHF) today announced its financial results for the quarter ended June 30, 2018.

Second Quarter 2018 Summary Highlights

•	New investments of $71.2 million
•	Net investment income of $4.6 million, or $0.224 per share

•	Core net investment income of $6.8 million, or $0.331 per share(1)
•	Second quarter distribution of $0.355 per share

(1) Core net investment income is a non-GAAP financial measure. The Company believes that core net investment income provides useful information to investors and management because it reflects the Company's financial performance excluding (i) the net impact of costs associated with the refinancing of the Company’s indebtedness, (ii) the accrual of the capital gains incentive fee attributable to net realized and unrealized gains and losses, and (iii) any excise or other income taxes related to such net realized gains and losses. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. Additional information on core net investment income and a reconciliation of core net investment income to its most directly comparable GAAP financial measure, net investment income, are set forth in Schedule 1 hereto.

Stuart Aronson, WhiteHorse Finance’s Chief Executive Officer commented, “Our second quarter results featured another strong increase in NAV, five originations, and a markup on our position in Aretec following news of its pending sale. Our last 15 originations have been first-lien, and our weighted-average effective yield has remained at or near 12 percent, exhibiting high credit quality and attractive returns. Our pipeline remains strong and our disciplined approach to sourcing remains a constant, as does our focus on earning our dividend on an annualized basis. Collectively these results reflect the differentiating impact of our three-tiered H.I.G. sourcing architecture.”

Portfolio and Investment Activity

As of June 30, 2018, the fair value of WhiteHorse Finance’s investment portfolio was $511.4 million, compared with $467.7 million as of March 31, 2018. The portfolio at June 30, 2018 consisted of 52 positions across 36 companies with an average investment size of $9.8 million and a weighted average effective yield on income-producing investments of 12.0%, remaining relatively flat as compared to last quarter. The majority of the portfolio was comprised of senior secured loans, and these loans were substantially all variable-rate investments (primarily indexed to LIBOR), which should continue to position the portfolio well for a rising interest rate environment.

During the three months ended June 30, 2018, WhiteHorse Finance invested $71.2 million across five new portfolio companies. Gross proceeds from sales and repayments totaled $42.5 million for the quarter primarily driven by full repayment on two positions. The Company remained highly selective in deploying new investments.

Results of Operations

For the three months ended June 30, 2018, net investment income was $4.6 million, compared with $6.9 million for the same period in the prior year, representing a decrease of approximately 33.3%. For the three months ended June 30, 2018, core net investment income, a non-GAAP financial measure that excludes capital gains incentive fee accruals, excise or other income taxes related to net realized gains and losses, and the associated costs of refinancing the Company’s indebtedness, was $6.8 million, compared with $6.9 million for the same period in the prior year, representing a decrease of approximately 1.4%. The decrease in net investment income compared to the same period in the prior year was primarily due to the $2.2 million accrual for capital gains incentive fee in the current period.

For the three months ended June 30, 2018, WhiteHorse Finance reported net realized and unrealized gains on investments of $14.4 million. This compares with realized and unrealized gains on investments of $0.3 million for the three months ended June 30, 2017. The increase in net realized and unrealized gains on investments was primarily attributable to the unrealized appreciation in the Company’s equity investment in Aretec Group, Inc. as well as other favorable fair value adjustments on an aggregate basis.

WhiteHorse Finance reported a net increase in net assets of $19.1 million for the three months ended June 30, 2018, which compares with a net increase of $7.3 million for the three months ended June 30, 2017.

WhiteHorse Finance’s net asset value was $305.3 million, or $14.87 per share, as of June 30, 2018, as compared with $293.5 million, or $14.30 per share, reported as of March 31, 2018.

Liquidity and Capital Resources

As of June 30, 2018, WhiteHorse Finance had cash and cash equivalents of $18.6 million, as compared with $18.6 million as of March 31, 2018, inclusive of restricted cash. As of June 30, 2018, the Company had $12.2 million of undrawn capacity under its revolving credit facility.

Distributions

On June 5, 2018, the Company declared a distribution of $0.355 per share for the quarter ended June 30, 2018, consistent for the twenty-third consecutive quarter since the Company’s IPO. The distribution was paid on July 3, 2018 to stockholders of record as of June 18, 2018.

Distributions are paid from taxable earnings and may include a return of capital and/or capital gains. The specific tax characteristics of the distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year and in the Company's periodic reports filed with the Securities and Exchange Commission.

Recent Developments

On July 10, 2018, the Company notified American Stock Transfer & Trust Company, LLC, the trustee for its 6.50% senior notes due 2020 (the “Senior Notes”), of its election to redeem the $30 million aggregate principal amount of the Senior Notes outstanding, and instructed the trustee to provide notice of such redemption to the holders of the Senior Notes in accordance with the terms of the indenture agreement under which the Senior Notes are issued. The Company expects the redemption to be completed on August 9, 2018. Following the redemption, none of the Senior Notes will remain outstanding, and they will be delisted from the NASDAQ Global Select Market.

On July 13, 2018, WhiteHorse Finance entered into an agreement governing the issuance of $30 million aggregate principal amount of senior unsecured notes due 2023 (the “2023 Notes”), to qualified institutional investors in a private placement offering. The 2023 Notes have a fixed interest rate of 6.00% payable semiannually and are due on August 7, 2023, unless redeemed, purchased or prepaid prior to such date by the Company or its affiliates in accordance with the terms of the 2023 Notes. The closing of the transaction occurred on August 7, 2018. WhiteHorse Finance will use the net proceeds from this offering, together with cash on hand, to redeem all of its Senior Notes, as discussed above.

On August 1, 2018, the Company’s stockholders approved the reduced asset coverage requirements applicable to business development companies. As a result, the Company’s asset coverage ratio requirements applicable to senior securities decreased from 200% to 150%, effective August 2, 2018.

Conference Call

WhiteHorse Finance will host a conference call to discuss its second quarter at 10:00 am ET on Wednesday, August 8, 2018. To access the teleconference, please dial 706-758-9224 (domestic and international) approximately 10 minutes before the teleconference’s scheduled start time and reference ID #2791007. Investors may also access the call on the investor relations portion of the Company’s website at www.whitehorsefinance.com.

If you are unable to access the live teleconference, a replay will be available beginning approximately two hours after the call’s completion through August 15, 2018. The teleconference replay can be accessed by dialing 404-537-3406 (domestic and international) and entering ID # 2791007. A webcast replay will also be available on the investor relations portion of the Company’s website at www.whitehorsefinance.com.

About WhiteHorse Finance, Inc.

WhiteHorse Finance is a business development company that originates and invests in loans to privately held, lower middle market companies across a broad range of industries. The Company's investment activities are managed by H.I.G. WhiteHorse Advisers, LLC, an affiliate of H.I.G. Capital, LLC, (“H.I.G. Capital”). H.I.G. Capital is a leading global alternative asset manager with $25 billion of capital under management(2) across a number of funds focused on the small and mid-cap markets. For more information about H.I.G. Capital, please visit http://www.higcapital.com. For more information about the Company, please visit http://www.whitehorsefinance.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

(2) Based on total capital commitments managed by H.I.G. Capital and affiliates.

SCHEDULE 1

As a supplement to GAAP financial measures, the Company has provided information relating to core net investment income, which is a non-GAAP measure. This measure is provided in addition to, but not as a substitute for, net investment income determined in accordance with GAAP. The Company’s non-GAAP measures may differ from similar measures by other companies, even if similar terms are used to identify such measures. Core net investment income represents net investment income adjusted to exclude the net impact of costs associated with the refinancing of the Company’s indebtedness, the accrual of the capital gains incentive fee attributable to net realized and unrealized gains and losses, and any excise or other income taxes related to such net realized gains and losses. There were no associated refinancing costs in connection with the Company’s indebtedness and no excise or other income taxes related to net realized gains and losses for the quarters ended June 30, 2018 and June 30, 2017, respectively. Additionally, the Company did not recognize any capital gains incentive fees for the quarter ended June 30, 2017.

The following table provides a reconciliation of net investment income to core net investment income for the three months ended June 30, 2018 and June 30, 2017 (in thousands, except per share data):

	June 30, 2018		June 30, 2017
	Amount	Per Share Amounts	Amount	Per Share Amounts
Net investment income	$4,607	$0.224	$6,936	$0.378
Net impact of costs associated with refinancing of indebtedness	-	-	-	-
Accrual for capital gains incentive fee	2,191	0.107	-	-
Excise tax expense related to net realized gains and losses	-	-	-	-
Core net investment income	$6,798	$0.331	$6,936	$0.378

WhiteHorse Finance, Inc.

Consolidated Statements of Assets and Liabilities

(in thousands, except share and per share data)

	June 30, 2018	December 31, 2017
	(Unaudited)
Assets
Investments, at fair value
Non-controlled/non-affiliate company investments	$454,514	$404,434
Non-controlled affiliate company investments	56,856	36,246
Total investments, at fair value (amortized cost $499,563 and $448,522, respectively)	511,370	440,680
Cash and cash equivalents	14,461	35,219
Restricted cash and cash equivalents	4,092	3,717
Interest receivable	5,356	4,947
Receivables from investments sold	1,702	783
Prepaid expenses and other receivables	1,486	185
Total assets	$538,467	$485,531

Liabilities
Debt	$215,311	$182,122
Distributions payable	7,289	7,289
Management fees payable	8,682	7,848
Accounts payable and accrued expenses	1,133	701
Interest payable	659	527
Advances received from unfunded credit facilities	112	92
Total liabilities	233,186	198,579

Commitments and contingencies

Net assets
Common stock, 20,531,948 shares issued and outstanding, par value $0.001 per share and 100,000,000 authorized	20	20
Paid-in capital in excess of par	302,292	302,292
Accumulated overdistributed net investment income	(8,177)	(6,784)
Accumulated net realized losses on investments	(661)	(734)
Accumulated net unrealized appreciation (depreciation) on investments	11,807	(7,842)
Total net assets	305,281	286,952
Total liabilities and total net assets	$538,467	$485,531

Number of shares outstanding	20,531,948	20,531,948
Net asset value per share	$14.87	$13.98

WhiteHorse Finance, Inc.

Consolidated Statements of Operations (Unaudited)

(in thousands, except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Investment income
From non-controlled/non-affiliate company investments
Interest income	$13,265	$12,577	$27,028	$24,595
Fee income	788	1,058	2,980	1,825
From non-controlled affiliate company investments
Dividend income	601	650	1,251	1,440
Total investment income	14,654	14,285	31,259	27,860

Expenses
Interest expense	2,801	2,559	5,366	5,003
Base management fees	2,607	2,390	5,052	4,652
Performance-based incentive fees	3,891	1,734	6,035	3,365
Administrative service fees	175	158	350	292
General and administrative expenses	573	508	1,271	1,090
Total expenses	10,047	7,349	18,074	14,402
Net investment income	4,607	6,936	13,185	13,458

Realized and unrealized gains (losses) on investments
Net realized gains
Non-controlled/non-affiliate company investments	73	-	73	23
Net realized gains	73	-	73	23
Net change in unrealized appreciation (depreciation)
Non-controlled/non-affiliate company investments	1,950	(2,294)	(961)	933
Non-controlled affiliate company investments	12,424	2,633	20,610	2,490
Net change in unrealized appreciation	14,374	339	19,649	3,423
Net realized and unrealized gains on investments	14,447	339	19,722	3,446
Net increase in net assets resulting from operations	$19,054	$7,275	$32,907	$16,904

Per Common Share Data
Basic and diluted earnings per common share	$0.93	$0.39	$1.60	$0.91
Dividends and distributions declared per common share	$0.36	$0.36	$0.71	$0.71
Basic and diluted weighted average common shares outstanding	20,531,948	18,341,967	20,531,948	18,323,034

WhiteHorse Finance, Inc.

Consolidated Schedule of Investments (Unaudited)

June 30, 2018

(in thousands)

Investment Type(1)	Spread Above Index(2)	Interest Rate(3)	Maturity Date	Principal/ Share Amount	Amortized Cost	Fair Value(10)	Fair Value As A Percentage of Net Assets
North America
Debt Investments
Advertising
Fluent, LLC
First Lien Secured Term Loan	L+ 7.00%	9.09%	03/27/23	12,344	$12,344	$12,344	4.04%
	(0.50% Floor)
Outcome Health
First Lien Secured Term Loan	L+ 9.50%	11.88%	12/22/21	10,189	9,523	8,624	2.82
	(1.00% Floor)	(3.00% PIK)
				22,533	21,867	20,968	6.86
Application Software
Intermedia Holdings, Inc.
Second Lien Secured Term Loan	L+ 9.50%	12.04%	02/03/25	18,000	17,702	17,919	5.87
	(1.00% Floor)
Automotive Retail
Team Car Care Holdings, LLC
First Lien Secured Term Loan(11)	base rate+ 7.99%	10.11%	02/23/23	18,453	18,066	18,122	5.94
	(1.00% Floor)
First Lien Secured Revolving Loan(7)	P+ 7.00%	12.00%	02/23/23	430	421	426	0.14
	(1.00% Floor)
				18,883	18,487	18,548	6.08
Broadcasting
Multicultural Radio Broadcasting, Inc.
First Lien Secured Term Loan	L+ 8.00%	10.09%	12/28/22	18,824	18,485	18,598	6.09
	(1.00% Floor)
Rural Media Group, Inc.
First Lien Secured Term Loan	L+ 7.85%	10.21%	12/29/22	7,089	6,961	6,989	2.29
	(1.00% Floor)
				25,913	25,446	25,587	8.38
Cable & Satellite
Bulk Midco, LLC
First Lien Secured Term Loan	L+ 7.35%	9.67%	06/08/23	15,000	14,778	14,792	4.85
	(1.00% Floor)

Data Processing & Outsourced Services
FPT Operating Company, LLC/
TLabs Operating Company, LLC
First Lien Secured Term Loan	L+ 8.25%	10.23%	12/23/21	23,008	22,723	22,681	7.43
	(1.00% Floor)
Department Stores
Mills Fleet Farm Group, LLC
Second Lien Secured Term Loan	L+ 9.75%	11.84%	02/26/23	7,146	7,048	7,146	2.34
	(1.00% Floor)
Diversified Support Services
Account Control Technology Holdings, Inc.
First Lien Secured Term Loan	L+ 8.50%	11.11%	04/28/22	7,585	7,418	7,535	2.47
	(1.00% Floor)
ImageOne Industries, LLC
First Lien Secured Term Loan	L+ 8.00%	10.09%	01/11/23	7,416	7,282	7,387	2.42
	(1.00% Floor)
Sitel Worldwide Corporation
Second Lien Secured Term Loan	L+ 9.50%	11.88%	09/18/22	8,670	8,565	8,757	2.87
	(1.00% Floor)
				23,671	23,265	23,679	7.76
Environmental & Facilities Services
Montrose Environmental Group, Inc.
Second Lien Secured Term Loan	L+ 9.50%	11.86%	09/30/20	8,500	8,373	8,404	2.75
	(1.00% Floor)
Food Retail
AG Kings Holdings, Inc.
First Lien Secured Term Loan	L+ 9.95%	12.29%	08/10/21	13,113	12,761	12,758	4.18
	(1.00% Floor)

WhiteHorse Finance, Inc.

Consolidated Schedule of Investments (Unaudited) - (continued)

June 30, 2018

(in thousands)

Investment Type(1)	Spread Above Index(2)	Interest Rate(3)	Maturity Date	Principal/ Share Amount	Amortized Cost	Fair Value(10)	Fair Value As A Percentage of Net Assets
Crews of California, Inc.
First Lien Secured Term Loan	L+ 11.00%	13.07%	11/20/19	16,508	$16,421	$16,343	5.35%
	(1.00% Floor)	(1.00% PIK)
First Lien Secured Revolving Loan	L+ 11.00%	13.07%	11/20/19	5,145	5,109	5,094	1.67
	(1.00% Floor)	(1.00% PIK)
First Lien Secured Delayed Draw Loan	L+ 11.00%	13.07%	11/20/19	4,784	4,752	4,736	1.55
	(1.00% Floor)	(1.00% PIK)
				39,550	39,043	38,931	12.75
Health Care Facilities
Grupo HIMA San Pablo, Inc.
First Lien Secured Term Loan	L+ 9.00%	11.37%	05/31/19	14,250	14,250	11,229	3.68
	(1.50% Floor)
Second Lien Secured Term Loan(8)	N/A	15.75%	07/31/18	1,028	1,024	103	0.03
		(2.00% PIK)
				15,278	15,274	11,332	3.71
Health Care Services
PMA Holdco, LLC
First Lien Secured Term Loan	L+ 7.50%	9.84%	06/28/23	15,063	14,744	14,743	4.83
	(1.00% Floor)
Internet Retail
Clarus Commerce, LLC
First Lien Secured Term Loan	L+ 8.59%	10.69%	03/09/23	17,100	16,909	16,903	5.54
	(1.00% Floor)
Internet Software & Services
London Trust Media Incorporated
First Lien Secured Term Loan	L+ 8.00%	10.36%	02/01/23	11,213	11,058	11,054	3.62
	(1.00% Floor)
StackPath, LLC & Highwinds Capital, Inc.
Second Lien Secured Term Loan	L+ 9.50%	12.01%	02/02/24	18,000	17,640	17,726	5.81
	(1.00% Floor)
				29,213	28,698	28,780	9.43
Investment Banking & Brokerage
JVMC Holdings Corp. (f/k/a RJO Holdings Corp)
First Lien First Out Secured Term Loan	L+ 8.02%	10.11%	05/05/22	12,825	12,603	12,825	4.20
	(1.00% Floor)
First Lien Last Out Secured Term Loan	L+ 12.00%	14.09%	05/05/22	4,750	4,668	4,750	1.56
	(1.00% Floor)
				17,575	17,271	17,575	5.76
IT Consulting & Other Services
AST-Applications Software Technology LLC
First Lien Secured Term Loan	L+ 9.00%	11.09%	01/10/23	4,192	4,118	4,067	1.33
	(1.00% Floor)	(2.00% PIK)
Leisure Facilities
Planet Fit Indy 10 LLC
First Lien Incremental Term Loan	L+ 7.25%	9.58%	03/07/22	1,925	1,909	1,925	0.63
	(1.00% Floor)
First Lien Initial Delayed Draw Loan	L+ 7.25%	9.56%	03/07/22	6,183	6,160	6,183	2.03
	(1.00% Floor)
First Lien Initial Term Loan	L+ 7.25%	9.57%	03/07/22	131	130	131	0.04
	(1.00% Floor)
Lift Brands, Inc.
First Lien Secured Term Loan	L+ 7.00%	9.09%	04/16/23	10,913	10,693	10,697	3.50
	(1.00% Floor)
First Lien Secured Revolving Loan(7)	L+ 7.00%	9.09%	04/16/23	-	-	-	-
	(1.00% Floor)
				19,152	18,892	18,936	6.20
Oil & Gas Exploration & Production
Caelus Energy Alaska O3, LLC
Second Lien Secured Term Loan	L+ 7.50%	9.83%	04/15/20	13,000	12,945	11,794	3.86
	(1.25% Floor)
Other Diversified Financial Services
Sigue Corporation(4)
Second Lien Secured Term Loan	L+ 12.00%	14.33%	12/27/18	25,000	24,951	24,000	7.86
	(1.00% Floor)

WhiteHorse Finance, Inc.

Consolidated Schedule of Investments (Unaudited) - (continued)

June 30, 2018

(in thousands)

Investment Type(1)	Spread Above Index(2)	Interest Rate(3)	Maturity Date	Principal/ Share Amount	Amortized Cost	Fair Value(10)	Fair Value As A Percentage of Net Assets
Packaged Foods & Meats
Lenny & Larry's, LLC
First Lien Secured Term Loan	L+ 6.86%	8.93%	05/15/23	13,543	$13,279	$13,273	4.35%
	(1.00% Floor)
Research & Consulting Services
Nelson Worldwide, LLC
First Lien Secured Term Loan	L+ 8.00%	10.33%	01/09/23	17,666	17,266	17,290	5.66
	(1.00% Floor)
First Lien Secured Revolving Loan(7)	L+ 8.00%	10.33%	01/09/23	1,234	1,206	1,210	0.40
	(1.00% Floor)
				18,900	18,472	18,500	6.06
Security & Alarm Services
SecurAmerica, LLC
First Lien Secured Term Loan	L+ 8.50%	10.81%	11/17/22	11,320	11,072	11,102	3.64
	(1.00% Floor)
Specialized Finance
Golden Pear Funding III, LLC(5)
Second Lien Secured Term Loan	L+ 11.25%	13.61%	06/25/20	25,000	24,884	24,907	8.16
	(1.00% Floor)
Second Lien Secured Revolving Loan(7)	L+ 11.25%	13.61%	06/25/20	-	-	2	-
	(1.00% Floor)
Oasis Legal Finance, LLC(5)
Second Lien Secured Term Loan	L+ 10.75%	12.73%	03/09/22	20,000	19,732	20,000	6.55
	(1.00% Floor)
				45,000	44,616	44,909	14.71
Technology Hardware, Storage & Peripherals
Source Code Midco, LLC
First Lien Secured Term Loan	L+ 8.75%	11.11%	05/04/23	14,545	14,193	14,182	4.65
	(1.00% Floor)
First Lien Secured Revolving Loan(7)	L+ 8.75%	11.09%	05/04/23	582	568	567	0.19
	(1.00% Floor)
				15,127	14,761	14,749	4.84
Trucking
Sunteck / TTS Holdings, LLC
Second Lien Secured Term Loan	L+ 9.00%	11.34%	06/15/22	3,500	3,456	3,500	1.15
	(1.00% Floor)
Total Debt Investments				465,167	458,190	452,818	148.34

Equity Investments
Advertising
Fluent, Inc. (f/k/a Cogint, Inc.)(4)(9)	N/A	N/A	12/08/25	187	560	457	0.15

Food Retail
Crews of California, Inc. Warrants (4)	N/A	N/A	12/31/24	-	-	8	-
Nicholas & Associates, LLC Warrants(4)	N/A	N/A	12/31/24	3	-	153	0.05
Pinnacle Management Group, LLC Warrants(4)	N/A	N/A	12/31/24	3	-	153	0.05
RC3 Enterprises, LLC Warrants(4)	N/A	N/A	12/31/24	3	-	153	0.05
				9	-	467	0.15

Health Care Services
PMA Holdco, LLC Warrants(4)	N/A	N/A	N/A	8	-	345	0.11

Other Diversified Financial Services
Aretec Group, Inc. (4)(5)(6)	N/A	N/A	N/A	536	20,693	37,363	12.24

RCS Creditor Trust Class B Units(4)(6)	N/A	N/A	N/A	143	-	535	0.18

SFS Global Holding Company Warrants(4)	N/A	N/A	N/A	-	-	-	-

Sigue Corporation Warrants(4)	N/A	N/A	N/A	6	-	327	0.11
				685	20,693	38,225	12.53

WhiteHorse Finance, Inc.

Consolidated Schedule of Investments (Unaudited) - (continued)

June 30, 2018

(in thousands)

Investment Type(1)	Spread Above Index(2)	Interest Rate(3)	Maturity Date	Principal/ Share Amount	Amortized Cost	Fair Value(10)	Fair Value As A Percentage of Net Assets
Specialized Finance
NMFC Senior Loan Program I LLC Units (4)(5)(6)	N/A	N/A	06/13/20	20,000	$20,120	$18,958	6.21%

Trucking
Fox Rent A Car, Inc. Warrants(4)	N/A	N/A	N/A	-	-	100	0.03

Total Equity Investments				20,889	41,373	58,552	19.18

Total Investments				486,056	$499,563	$511,370	167.52%

(1) Except as otherwise noted, all investments are non-controlled/non-affiliate investments as defined by the Investment Company Act of 1940, as amended (the “1940 Act”), and provide collateral for the Company’s credit facility.

(2) The investments bear interest at a rate that may be determined by reference to the London Interbank Offered Rate (“LIBOR” or “L”), which resets monthly, quarterly or semiannually, or the U.S. Prime Rate as published by the Wall Street Journal (“Prime” or “P”). The one, three and six-month LIBOR were 2.1%, 2.3% and 2.5%, respectively, as of June 30, 2018. The Prime was 5.0% as of June 30, 2018.

(3) The interest rate is the “all-in-rate” including the current index and spread, the fixed rate, and the payment-in-kind (“PIK”) interest rate, as the case may be.

(4) The investment or a portion of the investment does not provide collateral for the Company’s credit facility.

(5) Not a qualifying asset under Section 55(a) of the 1940 Act. Under the 1940 Act, the Company may not acquire any non-qualifying asset unless, at the time the acquisition is made, qualifying assets represent at least 70% of total assets. Qualifying assets represented 81%, of total assets as of the date of the consolidated schedule of investments.

(6) Investment is a non-controlled/affiliate investment as defined by the 1940 Act.

(7) The investment has an unfunded commitment in addition to any amounts presented in the consolidated schedule of investments as of June 30, 2018.

(8) The investment is on non-accrual status.

(9) The fair value of the investment was determined using observable inputs.

(10) Except as otherwise noted, the fair value of each investment was determined using significant unobservable inputs.

(11) The investment was comprised of two contracts, which were indexed to different base rates, L and P, respectively. The Spread Above Index and Interest Rate presented represent the weighted average of both contracts.

Contacts

WhiteHorse Finance, Inc.

Stuart Aronson, 212-506-0500

saronson@higwhitehorse.com

or

WhiteHorse Finance, Inc.

Edward J. Giordano, 305-379-2322

egiordano@higwhitehorse.com

or

Prosek Partners

Sean Silva, 646-493-9632

ssilva@prosek.com

Source: WhiteHorse Finance, Inc.